Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

DYNEGY INC.,

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

Goldman Sachs & Co. LLC

as representative of the Initial Purchasers (as defined herein)

Dated as of August 21, 2017

$850,000,000 8.125% SENIOR NOTES DUE 2026 OF DYNEGY INC.

REGISTRATION RIGHTS AGREEMENT

August 21, 2017

Goldman Sachs & Co. LLC

As Representative of the Initial Purchasers named in Schedule I hereto

Ladies and Gentlemen:

Dynegy Inc., a Delaware corporation (the “Company”), whose registered office is located at 601 Travis, Suite 1400, Houston, Texas 77002, proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom Goldman Sachs & Co. LLC (the “Representative”) is acting as representative, $850,000,000 aggregate principal amount of its 8.125% Senior Notes due 2026 (the “Notes”) upon the terms set forth in the Purchase Agreement among the Company, the Subsidiaries of the Company named therein and the Representative, on behalf of the Initial Purchasers, dated August 7, 2017 (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Notes.  As of the date hereof, the obligations of the Company under the Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis (the “Guarantees”), by each of the Company’s current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement, dated as of April 23, 2013, among the Company, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent (such entities providing the Guarantees, the “Guarantors”).

References herein to the “Securities” refer to the Notes and the Guarantees, collectively.  References herein to the “Issuers” refer to the Company and the Guarantors, collectively.  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Issuers agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1.             Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 promulgated under the Act and the term “controlling” shall have a meaning correlative thereto.

“Agreement” shall mean this Registration Rights Agreement among the Issuers and the Representative, on behalf of the Initial Purchasers, dated as of the date hereof, as the same may be amended, from time to time, in accordance with the terms hereof.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Conduct Rules” shall have the meaning set forth in Section 4(s) hereof.

“Deferral Period” shall have the meaning set forth in Section 4(k)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which Broker-Dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for New Securities.

“Final Memorandum” shall mean the final offering memorandum of the Company, dated August 7, 2017, relating to the Securities, including any and all exhibits thereto.

“Guarantees” shall have the meaning set forth in the preamble hereto.

“Guarantors” shall have the meaning set forth in the preamble hereto.

“Holder” or “Holders” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture, dated as of August 21, 2017, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Inspector” shall have the meaning set forth in Section 4(q)(ii) hereof.

“ISIN” shall have the meaning set forth in Section 2(f) hereof.

“Issuers” shall have the meaning set forth in the preamble hereof and shall include any Guarantors which may become a party hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities and New Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers who administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean debt securities of the Company and Guarantees by the Guarantors, in each case identical in all material respects to the Securities (except that the provisions relating to transfer restrictions shall be modified or eliminated, as appropriate, and the provisions relating to Special Interest shall be eliminated) to be issued under the Indenture or the New Securities Indenture, as the case may be.

“New Securities Indenture” shall mean the Indenture or an indenture among the Issuers and the New Securities Trustee, identical in all material respects to the Indenture (except that the provisions relating to transfer restrictions shall be modified or eliminated, as appropriate, and the provisions relating to Special Interest shall be eliminated), which may be the Indenture if in the terms thereof appropriate provision is made for the New Securities.

“New Securities Trustee” shall mean the Trustee or a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the New Securities under the Indenture or the New Securities Indenture, as the case may be.

“Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Issuers to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registration Default” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Representative” shall have the meaning set forth in the preamble hereto.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 promulgated under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Special Interest” shall have the meaning set forth in Section 8 hereof.

“Transfer Restricted Securities” shall mean each Note (and the related Guarantee) until the earliest to occur of: (i) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for a New Security in the Registered Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Registered Exchange Offer of a Note (and the related Guarantee) for a New Security, the date on which such New Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is actually sold pursuant to Rule 144 under the Securities Act; provided that a Note will not cease to be a Transfer Restricted Security for purposes of the Exchange Offer by virtue of this clause (iv).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2.             Registered Exchange Offer. (a) Unless prohibited by applicable law or regulations of the Commission, the Issuers shall prepare and file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.  The Issuers shall use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective under the Act on or prior to 360 days of the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day).

(b)           Upon the effectiveness of the Exchange Offer Registration Statement, unless the Registered Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers shall commence the Registered Exchange Offer and shall use all commercially reasonable efforts to issue on or prior to 30 Business Days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Securities in exchange for all Securities tendered prior thereto in the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities  (and assuming that such Holder is in compliance with all representations set forth in Section 2(e) below) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c)           In connection with the Registered Exchange Offer, the Issuers shall:

(i)            mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)           keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii)          use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required, under the Act, to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)          utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, the New Securities Trustee or an Affiliate of either of them;

(v)           permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi)          prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Issuers are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail.  May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail.  June 5, 1991) and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Issuers’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

(vii)         comply in all respects with all laws applicable to the Registered Exchange Offer.

(d)           As soon as practicable after the close of the Registered Exchange Offer, the Issuers shall:

(i)            accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)           deliver to the Trustee for cancellation in accordance with Section 4(r) hereof all Securities so accepted for exchange; and

(iii)          cause the New Securities Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e)           Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail.  May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail.  June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from any Issuer or any Affiliate of any Issuer.  Accordingly, each Holder that participates in the Registered Exchange Offer shall be required to represent to the Issuers in writing that, at the time of the consummation of the Registered Exchange Offer:

(i)            any New Securities to be received by such Holder shall be acquired in the ordinary course of its business;

(ii)           such Holder shall have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Act) of the New Securities in violation of the provisions of the Act or Commission policy;

(iii)          such Holder is not an Affiliate of the Company or any Guarantor as defined by Rule 405 of the Act, or if it is an Affiliate, it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable;

(iv)          if such Holder is not a Broker-Dealer, it is not engaged in, and does not intend to engage in, a distribution of New Securities;

(v)           if such Holder is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities that were acquired as a result of market-making or other trading activities, it will deliver a Prospectus in connection with any resale of such New Securities; and

(vi)          such Holder has the full power and authority to transfer the Securities in exchange for the New Securities and that the Issuers will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

(f)            If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Issuers shall issue and deliver to such Initial Purchaser or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities.  The Issuers shall use their commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number and International Securities Identification Number (“ISIN”) for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

3.             Shelf Registration. (a) (i) If the Issuers are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th Business Day following consummation of the Registered Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer, (B) it may not resell the New Securities acquired by it in the Registered Exchange Offer to the public without delivering a Prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a Broker-Dealer and owns Securities acquired directly from the Company or an Affiliate of the Company, the Issuers shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b)           If obligated to file the Shelf Registration Statement, as applicable, the Issuers shall use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises; such Shelf Registration Statement shall relate to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(i)            The Issuers shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of: (A) the date upon which all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (B) one year from the effective date of the Shelf Registration Statement (in either case, the “Shelf Registration Period”).

(ii)           The Issuers shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

4.             Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)           The Issuers shall:

(i)            furnish to counsel for the Representative and to counsel for the Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as counsel to the Holders or counsel to the Representative reasonably propose;

(ii)           include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)          if requested by an Initial Purchaser, include the information required by Item 507 or 508, as applicable, of Regulation S-K in the Prospectus contained in the Exchange Offer Registration Statement or Shelf Registration Statement; and

(iv)          in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

(b)           The Issuers shall ensure that:

(i)            any Registration Statement, any amendment thereto, any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii)           any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           The Issuers shall advise the Representative, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested by the Representative or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) of this Section 4(c) shall be accompanied by an instruction to suspend the use of the Prospectus, to the extent, necessary, until the Issuers shall have remedied the basis for such suspension):

(i)            when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the Commission after the effective date for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)          of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose;

(iv)          of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)           of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)           The Issuers shall use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)           The Issuers shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)            The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such

Holder may reasonably request.  The Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)           The Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendments thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h)           The Issuers shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendments or supplements thereto as any such person may reasonably request.  The Issuers consent to the use of the Prospectus or any amendments or supplements thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)            Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Issuers shall arrange, if necessary, for the registration or qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in such jurisdiction.

(j)            The Issuers shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least three Business Days prior to the closing date of any sales of New Securities.

(k)           (i) Upon the occurrence of any event contemplated by subsections (c) (ii) through (v) above, the Issuers shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the initial purchasers of the securities included therein, the Prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date when the Initial Purchasers, the Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4(k)(i).

(ii)           Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Issuers, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Issuers shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3 hereof, or until it is advised in writing by the Issuers that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”)  shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

(l)            Not later than the effective date of any Registration Statement, the Issuers shall provide a CUSIP number and ISIN for the Securities or the New Securities, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m)          The Issuers shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to their security holders earnings statements satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement.

(n)           The Issuers shall cause the Indenture or the New Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(o)           The Issuers may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such Securities as the Issuers may from time to time reasonably require for inclusion in such Registration Statement.  The Issuers may exclude from such Shelf Registration Statement the Securities of any

Holder that fails to furnish such information within a reasonable time after receiving such request.

(p)           In the case of any Shelf Registration Statement, upon the request of the Majority Holders, the Issuers shall enter into customary agreements (including, if requested, one underwriting agreement in customary form) and take all other appropriate actions, if any, as the Majority Holders shall reasonably request in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(q)           In the case of any Shelf Registration Statement, the Issuers shall:

(i)            make reasonably available for inspection at a location where they are normally kept and during normal business hours by the Holders of Securities to be registered thereunder, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney, accountant or other agent retained by such Holders or any such Underwriter all relevant financial and other records and pertinent corporate documents of the Issuers and their subsidiaries;

(ii)           use its commercially reasonable efforts to cause its officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent (each, an “Inspector”) in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that such Inspector shall first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector, unless (1) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (2) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (3) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Inspector or (4) such information becomes available to such Inspector from a source other than the Issuers and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Issuers;

(iii)          make such representations and warranties to the Holders of Securities registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to Underwriters in primary underwritten offerings;

(iv)          obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

(v)           obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the Underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi)          deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers.

(r)            If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the New Securities, the Company shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities.  In no event shall the Securities be marked as paid or otherwise satisfied.

(s)            In the event that any Broker-Dealer shall underwrite any Securities or New Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Financial Industry Regulatory Authority, Inc. rules (the “Conduct Rules”)) thereof, whether as a Holder or as an Underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers shall use their reasonable efforts to assist such Broker-Dealer in complying with the requirements of such Conduct Rules.

(t)            The Issuers shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5.             Registration Expenses.  The Issuers shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, shall reimburse the Holders for the reasonable and documented fees and disbursements of one firm or counsel (which shall initially be Paul

Hastings LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, shall reimburse the Initial Purchasers for the reasonable and documented fees and disbursements of counsel acting in connection therewith, in each case which counsel shall be approved by the Issuers (such approval not to be unreasonably withheld).  Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Securities or New Securities.

6.             Indemnification and Contribution. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, Affiliates of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, and agrees (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any documented legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the party claiming indemnification specifically for inclusion therein.  This indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.  The Issuers shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuers, which consent shall not be unreasonably withheld.

(b)           Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their respective directors, each of their respective officers who sign such Registration Statement and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party); (ii) the actual or potential defendants in, or targets of, any such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  Any such separate firm for any Initial Purchaser, its directors, officers and Affiliates and any control person shall be designated in writing by Goldman Sachs & Co. LLC and any such separate firm for any of the Issuers, their respective directors, officers and Affiliates and any control person shall be designated in writing by the Company.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, received pursuant to the Purchase Agreement, nor shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such Underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum.  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received pursuant to the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act.  Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances.  The parties agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder or Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, Affiliate, employee and agent of such Holder or Initial Purchaser shall have the same rights to contribution as such Holder or Initial Purchaser, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer of any Issuer who shall have signed the Registration Statement and each director of any Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or Initial Purchaser or the Issuers or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder or Initial Purchaser of securities covered by a Registration Statement.

7.             Underwritten Registrations.

(a)           If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters, if any, shall be selected by the Majority Holders subject to the consent of the Issuers (which shall not be unreasonably withheld), and the Holders of Securities or New Securities covered by such Shelf Registration Statement shall be responsible for all underwriting commissions and discounts.

(b)           No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.             Registration Defaults. (a) If any of the following events (each, a “Registration Default”) shall occur, then the Issuers shall pay liquidated damages (the “Special Interest”) to the Holders of Securities in respect of the Securities as follows:

(i)            if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the date specified to cause such effectiveness under this Agreement;

(ii)           if the Issuers fail to consummate the Registered Exchange Offer within 30 Business Days of the date specified for such effectiveness with respect to the Exchange Offer Registration Statement; or

(iii)          if the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement, then, in each case, as of the date any such event occurs, Special Interest shall accrue on the Transfer Restricted Securities at a rate of 0.25% per annum of the principal amount of Transfer Restricted Securities outstanding for the first 90 days from and including such date; thereafter, the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 0.50% per annum of the principal amount of the Transfer Restricted Securities outstanding.  All accrued Special Interest will be paid by the Issuers on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.  A Registration Default shall have been cured for purposes hereof (1) upon the effectiveness of the Registration Statement (in the case of paragraph (i) above), (2) upon consummation of the Registered Exchange Offer (in the case of paragraph (ii) above), or (3) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of paragraph (iii) above).  Immediately upon the cure of all Registration Defaults, the accrual of Special Interest will cease and the interest rate on the Securities shall revert to the original rate.

(b)           The parties hereto agree that the liquidated damages in the form of Special Interest provided for in this Section 8 constitute a reasonable estimate of and are intended to constitute the sole damages payable under this Agreement that will be suffered by Holders of Securities by reason of the failure of (i) the Registered Exchange Offer to be completed; (ii) the Shelf Registration Statement, if required hereby, to be declared effective, or (iii) the Shelf Registration Statement to remain effective (and the prospectus contained therein to remain usable), in each case to the extent required by this Agreement.

9.             No Inconsistent Agreements.  No Issuer has entered into, and each Issuer agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10.          Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Transfer Restricted Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights and obligations of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of the Representative and each Holder.  Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

11.          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)           if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar (as such term is defined in the Indenture) under the Indenture;

(b)           if to the Representative, initially at the address or addresses set forth in the Purchase Agreement; and

(c)           if to any Issuer, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Representative or the Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.          Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement.  The Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.          Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Securities and the New Securities, and the indemnified persons referred to in Section 6 hereof.  The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14.          Counterparts.  This Agreement may be signed in one or more counterparts which may be delivered in original form or by fax, PDF, telecopier or other electronic means, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

15.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

16.          Applicable Law; Jurisdiction.

(a)           This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)           Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto or any Holder may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

(c)           Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 16.  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11, such service to be effective upon receipt.  Nothing in this Agreement will affect the right of any party hereto or any Holder to serve process in any other manner permitted by law.

(e)           Each party hereto waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.          Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.          Securities Held by any Issuer, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by any Issuer or their

Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

DYNEGY INC.

By:	/s/ Robert C. Flexon
	Name:	Robert C. Flexon
	Title:	President and Chief Executive
Officer

[Signature Page to Registration Rights Agreement]

ANP BELLINGHAM ENERGY COMPANY, LLC
ANP BLACKSTONE ENERGY COMPANY, LLC
ANP ERCOT ACQUISITION, LLC
ANP FUEL SERVICES, INC.
ANP FUNDING I, LLC
ATLAS POWER FINANCE, LLC
ATLAS POWER, LLC
BLACK MOUNTAIN COGEN, INC.
BLUE RIDGE GENERATION LLC
CALUMET ENERGY TEAM, LLC
CASCO BAY ENERGY COMPANY, LLC
COFFEEN AND WESTERN RAILROAD COMPANY
COLETO CREEK POWER LP
COLETO GP, LLC
COLETO LP, LLC
DIGHTON POWER, LLC
DP CENTRAL, LLC
DP GENERATION, LLC
DP HOLDING, INC.
DP OPERATIONS, INC.
DYNEGY ADMINISTRATIVE SERVICES COMPANY
DYNEGY ASSOCIATES NORTHEAST LP, INC.
DYNEGY COAL GENERATION, LLC
DYNEGY COAL HOLDCO, LLC
DYNEGY COAL INVESTMENTS HOLDINGS, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC
DYNEGY CONESVILLE, LLC
DYNEGY DICKS CREEK, LLC
DYNEGY ENERGY SERVICES (EAST), LLC
DYNEGY ENERGY SERVICES, LLC
DYNEGY EQUIPMENT, LLC
DYNEGY FAYETTE II, LLC
DYNEGY GAS GENERATION, LLC
DYNEGY GAS HOLDCO, LLC
DYNEGY GAS IMPORTS, LLC
DYNEGY GAS INVESTMENTS HOLDINGS, LLC
DYNEGY GAS INVESTMENTS, LLC
DYNEGY GASCO HOLDINGS, LLC
DYNEGY GENERATION HOLDCO, LLC
DYNEGY GENERATION NA, INC.
DYNEGY GENERATION NA, LLC
DYNEGY GLOBAL LIQUIDS, INC.

[Signature Page to Registration Rights Agreement]

DYNEGY HANGING ROCK II, LLC
DYNEGY KENDALL ENERGY, LLC
DYNEGY KILLEN, LLC
DYNEGY LEE II, LLC
DYNEGY MARKETING AND TRADE, LLC
DYNEGY MIAMI FORT, LLC
DYNEGY MIDWEST GENERATION, LLC
DYNEGY MORRO BAY, LLC
DYNEGY MOSS LANDING, LLC
DYNEGY NORTH AMERICA, INC.
DYNEGY NORTHEAST GENERATION GP, INC.
DYNEGY OAKLAND, LLC
DYNEGY OPERATING COMPANY
DYNEGY POWER AMERICA, INC.
DYNEGY POWER GENERATION INC.
DYNEGY POWER MARKETING, LLC
DYNEGY POWER, LLC
DYNEGY RESOURCE HOLDINGS, LLC
DYNEGY RESOURCE I, LLC
DYNEGY RESOURCE II, LLC
DYNEGY RESOURCE III, LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC
DYNEGY RESOURCES HOLDCO I, LLC
DYNEGY RESOURCES HOLDCO II, LLC
DYNEGY RESOURCES MANAGEMENT, LLC
DYNEGY SOUTH BAY, LLC
DYNEGY STUART, LLC
DYNEGY WASHINGTON II, LLC
DYNEGY ZIMMER, LLC
ELWOOD ENERGY HOLDINGS II, LLC
ELWOOD ENERGY HOLDINGS, LLC
ELWOOD EXPANSION HOLDINGS, LLC
ENNIS POWER COMPANY, LLC
EQUIPOWER RESOURCES CORP.
HAVANA DOCK ENTERPRISES, LLC
HAYS ENERGY, LLC
HOPEWELL COGENERATION LIMITED PARTNERSHIP
HOPEWELL COGENERATION, LLC
ILLINOIS POWER FUELS AND SERVICES COMPANY
ILLINOIS POWER GENERATING COMPANY
ILLINOIS POWER MARKETING COMPANY
ILLINOIS POWER RESOURCES GENERATING, LLC
ILLINOIS POWER RESOURCES, LLC
ILLINOVA CORPORATION
IPH II, LLC
IPH, LLC

[Signature Page to Registration Rights Agreement]

KINCAID ENERGY SERVICES COMPANY, LLC
KINCAID GENERATION, L.L.C.
KINCAID HOLDINGS, LLC
LAKE ROAD GENERATING COMPANY, LLC
LIBERTY ELECTRIC POWER, LLC
MASSPOWER
MASSPOWER HOLDCO, LLC
MASSPOWER PARTNERS I, LLC
MASSPOWER PARTNERS II, LLC
MIDLOTHIAN ENERGY, LLC
MILFORD POWER COMPANY, LLC
MILFORD POWER, LLC
NEPCO SERVICES COMPANY
NORTHEASTERN POWER COMPANY
ONTELAUNEE POWER OPERATING COMPANY, LLC
PLEASANTS ENERGY, LLC
PRINCE GEORGE ENERGY COMPANY, LLC
RICHLAND GENERATION EXPANSION, LLC
RICHLAND-STRYKER GENERATION LLC
RSG POWER, LLC
SITHE ENERGIES, INC.
SITHE/INDEPENDENCE LLC
T-FUELS, LLC
TNA MERCHANT PROJECTS, INC.
TOMCAT POWER, LLC
WHARTON COUNTY GENERATION, LLC
WISE COUNTY POWER COMPANY, LLC
WISE-FUELS PIPELINE, INC.

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

By:	Goldman Sachs & Co. LLC

Acting on behalf of themselves and as the Representative of the several Initial Purchasers named in Schedule I hereto.

By:	/s/ Ariel Fox
	Name:	Ariel Fox
	Title:	Vice President

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Initial Purchasers

Goldman Sachs & Co. LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

SunTrust Robinson Humphrey, Inc.

UBS Securities LLC

I-1

ANNEX A

Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it shall deliver a prospectus in connection with any resale of such New Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer shall not be deemed to admit that it is an “underwriter” within the meaning of the Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Issuers have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, they shall make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

A-1

ANNEX B

Each broker-dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it shall deliver a Prospectus in connection with any resale of such New Securities.  See “Plan of Distribution.”

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities.  The Issuers have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until              , 20   , all dealers effecting transactions in the New Securities may be required to deliver a Prospectus.

The Issuers will not receive any proceeds from any sale of New Securities by brokers-dealers.  New Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities.  Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, the Issuers will promptly send additional copies of this Prospectus and any amendments or supplements to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Issuers have agreed to pay all expenses incident to the Registered Exchange Offer (including the reasonable and documented expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

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ANNEX D

LANGUAGE TO BE INCLUDED IN LETTER OF TRANSMITTAL

1.                                      PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

2.                                      If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Act) of the New Securities in violation of the provisions of the Act or Commission policy, it is not an Affiliate of the Company or any Guarantor as defined by Rule 405 of the Act, or if it is an Affiliate, it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable and it is not engaged in, and does not intend to engage in, a distribution of New Securities.  If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities that were acquired as a result of market-making or other trading activities, it shall deliver a Prospectus in connection with any resale of such New Securities and it has the full power and authority to transfer the Securities in exchange for the New Securities and that the Issuers will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims; however, by so acknowledging and by delivering a Prospectus, the undersigned shall not be deemed to admit that it is an “underwriter” within the meaning of the Act.

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